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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form SB-2) for the registration of 172,500 shares of Laser Power Corporation's common stock and to the reference to our firm under the captions "Selected Financial Data" and "Experts" and our report dated October 9, 1996 (except for
Note 5, as to which the date is March 25, 1997) included in the Registration Statement (Form SB-2 No. 333-24421) and related Prospectus of Laser Power Corporation filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

San Diego, California
June 18, 1997